UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2014
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.
On August 7, 2014, Post Holdings, Inc. (“Post” or the “Company”) and a wholly-owned subsidiary of Post, Nuts Distributor of America Inc. (the “Buyer”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) to acquire all of the issued and outstanding shares of stock of privately owned American Blanching Company (“ABC”), a manufacturer of peanut butter for national brands, private label retail and industrial markets and provider of peanut blanching, granulation and roasting services for the commercial peanut industry, from ABC Peanut Butter, LLC, the sole shareholder of ABC (the “Seller”).
The purchase price payable by the Buyer under the Purchase Agreement is $128 million, on a debt-free, cash-free basis, subject to working capital and other adjustments. The Purchase Agreement contains customary representations, warranties and indemnities, including covenants which relate to the operation of the ABC business during the period between signing and closing. The closing of the acquisition is subject to various closing conditions, including the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as other customary closing conditions. In addition, the Buyer and the Seller have agreed to indemnify each other for certain losses, and a portion of the purchase price will be held in escrow to secure the Seller’s indemnification obligations under the Purchase Agreement. Post has agreed to guaranty the obligations of the Buyer under the Purchase Agreement.
Under the terms of the Purchase Agreement, the acquisition will close on the first business day of the month immediately following the month during which each of the closing conditions are satisfied or waived, but in no event earlier than November 1, 2014. The Purchase Agreement may be terminated by mutual consent of the parties, and under certain other circumstances, including if the closing of the acquisition has not occurred on or before January 1, 2015.
In connection with the execution of the Purchase Agreement, the Buyer will deposit $14 million with a third party escrow agent. The deposit will be credited against the purchase price if the transaction closes. If the closing does not occur, the deposit will be returned to the Buyer, unless there has been a breach of any representation, warranty or covenant made by the Buyer or Post in the Purchase Agreement, or if the closing did not occur on or before January 1, 2015 and the Buyer’s or Post’s failure to fulfill any obligation under the Purchase Agreement is the cause of, or results in, the failure of the closing to occur on or before January 1, 2015, in which case the deposit will be payable to the Seller.
The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the complete terms and conditions of the Purchase Agreement, which will be filed in accordance with the rules of the Securities and Exchange Commission.
Item 2.02.    Results of Operation and Financial Condition.
In a press release dated August 7, 2014, a copy of which is attached hereto as Exhibit 99.1, and the text of which is incorporated by reference herein, Post announced results for its third quarter ended June 30, 2014.
The information contained in Item 2.02 and the Exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.
In the Company's press release, the Company makes reference to certain non-GAAP financial measures including Adjusted EBITDA, segment Adjusted EBITDA, Adjusted net earnings (loss) available to common stockholders, Adjusted diluted earnings (loss) per common share and total segment profit. Management has determined that the Adjusted EBITDA, segment Adjusted EBITDA, Adjusted net earnings (loss) available to common stockholders, Adjusted diluted earnings (loss) per common share and total segment profit metrics presented therein are key metrics that will help investors understand the ultimate income and near-term cash flows generated by the Post business.
Adjusted EBITDA and segment Adjusted EBITDA are non-GAAP measures which represent net earnings excluding income taxes, net interest expense, depreciation and amortization, non-cash stock based compensation, restructuring and plant closure costs, acquisition related transaction costs, integration costs, inventory valuation adjustments on acquired businesses, costs to effect Post’s separation from Ralcorp Holdings, Inc. (“Ralcorp”) and to establish stand-alone systems and processes, mark to market adjustments on commodity hedges, mark to market adjustments and settlements on interest rate swaps, gain on change in fair value of acquisition earn-out, losses on hedge of purchase price of foreign currency denominated acquisitions, legal settlement and intangible asset impairments, if any. The Company believes that Adjusted EBITDA is useful to investors in evaluating the Company’s operating performance and liquidity because (i) it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, (ii) it presents a meaningful measure of corporate performance exclusive of the Company’s capital structure and the method by which the assets were acquired, and (iii) it is a widely accepted financial indicator of a company’s ability to service its debt, as the Company is required to comply with certain covenants and limitations that are based on variations of EBITDA in the Company’s financing documents. The Company believes that segment Adjusted EBITDA is useful to investors in evaluating the Company’s operating performance because it allows for assessment of the operating performance of each reportable segment.
Adjusted net earnings (loss) available to common stockholders is a non-GAAP measure which represents net earnings available to common stockholders excluding costs to effect Post’s separation from Ralcorp and to establish stand-alone systems and processes, restructuring and plant closure costs, acquisition related transaction costs, integration costs, inventory valuation adjustments on acquired businesses, mark to market adjustments and settlements on commodity hedges, mark to market adjustments on interest rate swaps, gain on change in fair value of acquisition earn-out, losses on hedge of purchase price of foreign currency denominated acquisitions, legal settlement and intangible asset impairments, if any. The Company believes Adjusted net earnings (loss) available to common stockholders and Adjusted diluted earnings (loss) per common share are useful to investors in evaluating the Company’s operating performance because they exclude items that could affect the comparability of Post's financial results and could potentially distort the trends in business performance.
Total segment profit is a non-GAAP measure which represents the aggregation of the segment profit for each of Post's reportable segments. The Company believes total segment profit is useful to investors in evaluating the Company’s operating performance because it facilitates period-to-period comparison of results of segment operations.
The calculations of Adjusted EBITDA, segment Adjusted EBITDA, Adjusted net earnings (loss) available to common stockholders, Adjusted diluted earnings (loss) per common share and total segment profit are not specified by United States generally accepted accounting principles. The Company’s calculations of Adjusted EBITDA, segment Adjusted EBITDA, Adjusted net earnings (loss) available to common stockholders, Adjusted diluted earnings (loss) per common share and total segment profit may not be comparable to similarly-titled measures of other companies. For additional information, see the non-GAAP reconciliation tables furnished with this Form 8-K in Exhibit 99.1. Any non-GAAP measures should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with GAAP.
Item 5.05    Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 5, 2014, Post’s Board of Directors approved and adopted new Global Standards of Business Conduct for Officers and Employees (the “Standards of Business Conduct”).  The Standards of Business Conduct are applicable to all officers and employees of Post, its subsidiaries and affiliates. The changes to the Standards of Business Conduct include, among other things: (i) expanded provisions relating to compliance with anti-corruption and anti-bribery laws; (ii) modified provisions regarding reporting concerns; and (iii) other administrative and non-substantive amendments.

The amendment and restatement of the Standards of Business Conduct did not relate to or result in any waiver, explicit or implicit, of any provision of the previous Standards of Business Conduct.  Any waivers under the Standards of Business Conduct will be disclosed on a Current Report on Form 8-K or as otherwise permitted by the rules of the Securities and Exchange Commission and the New York Stock Exchange (or other stock exchange on which the Company’s securities are then listed). The new Standards of Business conduct are available on Post’s website at www.postholdings.com.

Item 7.01.        Regulation FD Disclosure.

On August 7, 2014, Post issued a press release announcing that it has entered into an agreement to acquire ABC. The press release is furnished as Exhibit 99.2 and incorporated herein by reference. The information in this Form 8-K under Item 7.01 and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific referencing in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 7, 2014	Post Holdings, Inc.
(Registrant)

	By:	/s/ Robert V. Vitale
Name: Robert V. Vitale
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Third Quarter Earnings Press Release dated August 7, 2014
99.2	Press Release dated August 7, 2014